Exhibit 10.28

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 22, 2008, is made by and among SFA, INC., a Maryland corporation (the “Company”), THE ANALYSIS CORP., a Delaware corporation (“TAC,” and together with the Company, collectively, the “Borrowers,” and individually, a “Borrower”), SUNTRUST BANK (the “Lender”), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

The Lender, the Borrowers and the Administrative Agent are parties to a certain Loan and Security Agreement, dated as of February 9, 2007 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of October 3, 2007, that certain Second Amendment to Loan and Security Agreement, dated as of May 23, 2008, as further amended, modified or supplemented from time to time, the “Loan Agreement”). Capitalized terms defined in the Loan Agreement and undefined herein shall have the same defined meanings when such terms are used in this Amendment.

The Borrowers have requested that the Lender and the Administrative Agent amend certain provisions of the Loan Agreement. The Lender has agreed to do so, subject to the other terms of this Amendment. Accordingly, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Incorporation of Recitals. The Recitals hereto are incorporated herein by reference to the same extent and with the same force and effect as if fully set forth herein.

2. Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a) The following definition is added to Section 1.1 of the Loan Agreement:

“Cash Taxes” shall mean federal, state and local income taxes paid in cash, or currently due and payable in cash, by the Holding Company with respect to the taxable income of the Borrowers.

(b) The following definition in Section 1.1 of the Loan Agreement is amended to read as follows:

“Cash Flow Available for Fixed Charges” means, for as of any Test End Date, EBITDA for the period of four consecutive fiscal quarters of the Company then ended, plus the Applicable Add-Back for such Test-End Date, minus income taxes paid in cash during such period, minus Restricted Payments for Cash Taxes paid during such period, and minus Non-Financed Capital Expenditures for such period, all as determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

(c) Section 6.6 of the Loan Agreement is amended to read as follows:

6.6 Restricted Payments. No Borrower make any Restricted Payment provided that, (i) a Borrower may make Restricted Payments to another Borrower, (ii) Restricted Payments may he made to employees who terminate employment with the Company and are eligible to receive stock options, provided that no Default or Event of Default shall have occurred or will occur after giving effect thereto and the aggregate amount of such Restricted Payments shall not exceed $250,000 in any fiscal year of the Company, and (iii) Restricted Payments may be made to the Holding Company for the purpose of paying Cash Taxes, provided that (A) no Default or Event of Default shall have occurred or will occur after giving effect thereto, and (B) prior to making such Restricted Payment, the Company shall deliver to the Administrative Agent a certificate of a Principal Officer to the effect that the Restricted Payment shall be used for Cash Taxes only, and such certificate shall be accompanied by a calculation, in form and detail acceptable to the Administrative Agent, of the Cash Taxes then due and payable, prepared by the public accounting firm which prepares the Borrowers’ audited financial statements, for statements from the applicable taxing authorities reflecting the Cash Taxes then due.

(d) The provisions permitting the payment of the June 30 Dividend and the Tax Dividend, and the definitions of such terms, as provided in the Second Amendment to Loan and Security Agreement, dated as of May 23, 2008, are hereby deleted from the Loan Agreement and of no further force and effect.

(e) Notwithstanding the provisions of Section 6.6 of the Loan Agreement, the Company may make additional Restricted Payments at any time prior to December 31, 2008, provided that, the aggregate amount thereof paid during the period beginning on July 1, 2008 and ending on December 31, 2008 shall not exceed $5,000,000 and at the time of the payment of each such Restricted Payment and after giving effect thereto, (1) no Default or Event of Default shall have occurred, (2) Net Worth shall not be less than $44,637,761, and (3) the sum of cash and Cash Equivalents as carried on the books of the Borrowers on the date of such payment, as determined in accordance with GAAP, plus Net Borrowing Availability as of the date of such payment, shall not be less than $10,000,000.

(f) Except as specifically modified by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed by the parties hereto and remain in full force and effect.

(g) Each of the Borrowers, the Administrative Agent and the Lender agrees that each reference in the Loan Documents to the Loan Agreement shall be deemed to he a reference to the Loan Agreement as amended hereby.

3. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions:

(a) Receipt by the Agent of an original counterpart of this Amendment duly executed by the Borrowers;

(b) No Default or Event of Default shall have occurred and be continuing; and

4. Amendment Only; No Novation; Modification of Loan Documents. Each of the Borrowers acknowledges and agrees that this Amendment only amends the terms of the Loan Agreement and the other Loan Documents and does not constitute a novation, and each of the Borrowers ratifies and confirms the terms and provisions of, and its obligations under, the Loan Agreement and the other Loan Documents in all respects. Each of the Borrowers acknowledges and agrees that each reference in the loan Documents to any particular Loan Document shall be deemed to be a reference to such Loan Document as amended by this Amendment. To the extent of a conflict between the terms of any Loan Document and the terms of this Amendment, the terms of this Amendment shall control.

5. No Further Amendments. Nothing in this Amendment or any prior amendment to the Loan Documents shall require the Administrative Agent or the Lender to grant any further amendments to the terms of the Loan Documents. Each of the Borrowers acknowledges and agrees that there are no defenses, counterclaims or setoffs against any of their respective obligations under the Loan Documents.

6. Representations and Warranties. Each Borrower represents and warrants that this Amendment has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its board of directors. All other representations and warranties made by the Borrowers in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents.

7. Fees and Expenses. The Borrowers jointly and severally agree to pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation and administration of this Amendment.

8. Severability. Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof, and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9. Governing Law. This Amendment shall be construed in accordance with and be governed by the laws (without giving effect to the conflict of law principles thereof) of the State of New York.

10. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.

(SIGNATURES ON FOLLOWING PAGES)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized representatives all as of the day and year first above written.

BORROWERS:

SFA, INC., a Maryland corporation

By:	/s/ Jerry D. Robinson
Name:	Jerry D. Robinson
Title:	President & CEO

THE ANALYSIS CORP., a Delaware corporation

By:	/s/ John O. Brennan
Name:	John O. Brennan
Title:	President & CEO

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

ADMINISTRATIVE AGENT:

SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent

By:	/s/ Lindsey Rheaume
Lindsey Rheaume
Vice President

LENDER:

SUNTRUST BANK, a Georgia banking corporation

By:

By:	/s/ Lindsey Rheaume
Lindsey Rheaume
Vice President